EXHIBIT 99.1

FOR IMMEDIATE RELEASE Leap Contacts: Greg Lund, Media Relations 858-882-9105 glund@leapwireless.com

Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com
Leap Reports Strong Growth for Fourth Quarter and Full Year 2007
~ Company Reports Significant Gains in Service Revenues, Operating Income and Adjusted OIBDA ~
Note: A webcast of Leap’s fourth quarter conference call with accompanying presentation will be available at 11:30 a.m. EST on Thursday, February 28, 2008 at the Investor Relations section of Leap’s website, www.leapwireless.com
SAN DIEGO — February 28, 2008 — Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced financial and operational results for the fourth quarter and year ended December 31, 2007. Both periods showed significant year-over-year growth in total consolidated revenues, operating income and adjusted operating income before depreciation and amortization (OIBDA). As compared to the prior year quarter, fourth quarter service revenues of $372.2 million rose 38 percent, operating income increased to $21.7 million and adjusted OIBDA of $112.5 million was 117 percent higher. Net customer additions for the fourth quarter were 152,000, resulting in 2.86 million end of period customers. Churn for the fourth quarter was 4.2 percent.
“Our 2007 results demonstrate the success of our growth initiatives and continuing customer acceptance of our unlimited value proposition,” said Doug Hutcheson, Leap’s CEO, president and acting CFO. “The year-over-year doubling of fourth quarter adjusted OIBDA reflects benefits of scale from our larger customer base and increasing contributions from our 2006 and 2007 market launches. We expect to add our three millionth customer today and believe the business is well positioned for the future. Looking ahead, the Company intends to enhance financial returns by optimizing the relationship between ARPU, customer growth and cost as we evolve our product and service offerings, launch new markets and expand our broadband initiatives. The outstanding effort and dedication of our employees made it possible for the Company to produce attractive operating results across our markets in the fourth quarter and finish the year with solid momentum.”

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Key Reported Results(1)
(Unaudited for 2007; in millions, except percentages and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006	Change	2007	2006	Change
Service revenues	$372.2	$270.6	37.6%	$1,395.7	$956.4	45.9%
Total revenues	$429.8	$314.6	36.6%	$1,630.8	$1,167.2	39.7%
Operating income (loss)	$21.7	$(16.5)	—	$60.3	$23.7	154.4%
Net loss	$(18.1)	$(45.6)	60.4%	$(75.9)	$(24.4)	211.1%

Diluted net loss per share	$(0.27)	$(0.69)	60.9%	$(1.13)	$(0.40)	182.5%
Key Operating and Financial Metrics(1)
(Unaudited; in millions, except percentages, customer data and operating metrics)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	Change	2007	2006	Change
Adjusted OIBDA	$112.5	$51.9	116.8%	$392.3	$256.1	53.2%
Adjusted OIBDA as a percentage of service revenues	30%	19%	58%	28%	27%	3.7%
Gross customer additions	496,061	519,229	-4.5%	1,974,504	1,455,810	35.6%
Net customer additions	152,072	262,457	-42.1%	633,693	592,237	7.0%
End of period customers	2,863,519	2,229,826	28.4%	2,863,519	2,229,826	28.4%
Weighted-average customers	2,722,631	2,067,122	31.7%	2,589,312	1,861,477	39.1%
Churn	4.2%	4.1%	2.4%	4.3%	3.9%	10.3%
Average revenue per user (ARPU)	$45.57	$43.63	4.4%	$44.92	$42.81	4.9%
Cash costs per user (CCU)	$21.00	$20.32	3.3%	$20.84	$20.20	3.2%
Cost per gross addition (CPGA)	$178	$179	-0.6%	$180	$171	5.4%
Cash purchases of property and equipment	$159.6	$242.4	-34.2%	$504.8	$591.3	-14.6%
For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
Total revenues for the fourth quarter of 2007 grew by 37 percent over the prior year quarter, reflecting a 38 percent increase in service revenues, a $1.94 increase in average revenue per user and a 32 percent increase in weighted average customers over the prior year period. Operating income for the fourth quarter of 2007 was $21.7 million, an improvement of $37.7 million from the operating loss of $16.5 million reported for the fourth quarter of 2006. The improvement in operating income over the prior year period reflected the combination of increased total revenue and improvements in

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operating margins offset by a year-over-year increase in depreciation and amortization expenses due primarily to the build-out and launch of new markets and the improvement and expansion of the Company’s existing markets.
Adjusted OIBDA for the fourth quarter was $112.5 million, up 117 percent from adjusted OIBDA of $51.9 million for the fourth quarter of 2006, reflecting significant year-over-year improvement in the financial performance of the Company’s mature markets and increasing OIBDA contribution from markets launched in 2006 and 2007.
Net loss for the fourth quarter was $18.1 million, or $0.27 per diluted share, compared to a net loss of $45.6 million, or $0.69 per diluted share, for the fourth quarter of 2006. Capital expenditures during the fourth quarter of 2007 were approximately $159.6 million, including $17 million in related capitalized interest, bringing total capital expenditures for the 12 months ended December 31, 2007 to $504.8 million. As of December 31, 2007, total unrestricted cash, cash equivalents and short-term investments were $612.6 million.
“We generated $316 million in cash from operating activities in 2007 and ended the year with more than $600 million in cash and short-term investments,” continued Hutcheson. “Our leverage ratio has improved by more than 25 percent from its peak level in the second quarter of 2007 and we expect to benefit from continued adjusted OIBDA growth in the future. As we look forward, we remain focused on a disciplined approach that balances investment in our existing markets with expansion opportunities in new markets in order to maximize value for all stakeholders.”
Current Business Outlook
     The Company also updated its outlook for 2008 and beyond to provide additional information to assist investors and interested parties in developing a better understanding of how the business is expected to expand and the resulting expected long-term growth in service revenues and adjusted OIBDA.
•	With the planned coverage expansion and launches of new markets (including Auction #66 markets), the Company expects to cover up to an additional 12 to 28 million POPS by the end of 2008, bringing total covered POPs to approximately 66 to 82 million by 2008 year end. The Company expects its new market launch activity to add 28 to 50 million new total covered POPs to

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the business by the end of 2010. Aggregate capital expenditures for the build-out of new markets through their first full year of operation after commercial launch are anticipated to be approximately $26.00 per covered POP, excluding capitalized interest. Aggregate investment in cumulative adjusted OIBDA loss in these markets through adjusted OIBDA break-even is expected to be approximately $5 per covered POP. The Company’s new Auction #66 markets are generally expected to reach adjusted OIBDA break-even within four full quarters of commercial operation.

•	Ongoing capital expenditures to support the growth and development of the Company’s one year or older markets are expected to be in the mid-teens as a percentage of service revenue.

•	Total adjusted OIBDA is expected to grow at a compound annual growth rate of 30 to 40 percent from 2007 through 2010.
Conference Call Information
As previously announced, Leap will hold a conference call on Thursday, February 28, 2008 at 11:30 a.m. EST to discuss its fourth quarter and year end results and current business outlook. Other forward-looking and material information may also be discussed during this call.
To listen live via telephone dial 1-800-237-9752 (domestic) or 1-617-847-8706 (international) and enter reservation number 27370660.
•	If listening via phone, the accompanying presentation slides may be accessed by visiting the Investor Relations section of Leap’s website, www.leapwireless.com. Please choose the ‘Live Phone’ option to view the slides in real-time as there is a 30 second delay otherwise.

•	To listen live via webcast and view accompanying presentation slides, visit the Investor Relations section of Leap’s website, www.leapwireless.com.
An online replay and downloadable MP3 of the event will be available on the Company’s website shortly after the live call and will be accessible for 30 days. A telephonic replay will be available for 30 days following the call and can be accessed by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international) and entering the reservation number 21553799.
About Leap
Leap provides innovative, high-value wireless services to a fast-growing, young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap

Leap Reports Results for Fourth Quarter and Full Year 2007	Page 5 of 14

pioneered its Cricket® service. The Company and its joint ventures now operate in 23 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.
Notes Regarding Non-GAAP Financial Measures
Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted OIBDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions of management’s outlook for fiscal year 2008 and future years, our plans to offer our services to additional covered POPs and our expectations regarding growth and future products, and are generally identified with words such as “believe,” “expect,” “intend,” “plan,”

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“could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the Federal Communications Commission’s, or FCC’s, auction for Advanced Wireless Services, or Auction #66, market trials and introductions of higher-speed data services and other strategic activities;

•	our ability to obtain roaming services from other carriers at cost-effective rates;

•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through cash from operations, our revolving credit facility or additional capital, delays in the availability of handsets for the spectrum we acquired in Auction #66, or delays by existing U.S. government and other private sector wireless operations in clearing the AWS spectrum, some of which users are permitted to continue using the spectrum for several years;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit facilities, indenture and any future credit agreement, indenture or similar instrument;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2007, which we expect to file shortly with the SEC.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: Cricket By Week, Cricket Choice, Cricket Connect and Cricket Nation. All other trademarks are the property of their respective owners.

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LEAP WIRELESS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS (1)
(Unaudited for 2007; In Thousands, Except Share Data)

	December 31,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$433,337	$372,812
Short-term investments	179,233	66,400
Restricted cash, cash equivalents and short-term investments	15,550	13,581
Inventories	65,208	90,185
Other current assets	38,099	52,981

Total current assets	731,427	595,959
Property and equipment, net	1,316,657	1,078,521
Wireless licenses	1,866,353	1,563,958
Assets held for sale	—	8,070
Goodwill	425,782	425,782
Other intangible assets, net	46,102	79,828
Deposits for wireless licenses	—	274,084
Other assets	46,677	58,745

Total assets	$4,432,998	$4,084,947

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$225,735	$317,093
Current maturities of long-term debt	10,500	9,000
Other current liabilities	114,808	84,675

Total current liabilities	351,043	410,768
Long-term debt	2,033,902	1,676,500
Deferred tax liabilities	182,835	148,335
Other long-term liabilities	90,172	47,608

Total liabilities	2,657,952	2,283,211

Minority interests	50,724	29,943

Commitments and contingencies
Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares, $.0001 par value; no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares, $.0001 par value; 67,892,512 and 61,202,806 shares issued and outstanding at December 31, 2007 and 2006, respectively	7	7
Additional paid-in capital	1,808,689	1,769,772
Unearned share-based compensation	—	—
(Accumulated deficit) retained earnings	(76,699)	228
Accumulated other comprehensive income	(8,675)	1,786

Total stockholders’ equity	1,724,322	1,771,793

Total liabilities and stockholders’ equity	$4,432,998	$4,084,947

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LEAP WIRELESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited Except for Fiscal 2006; In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Service revenues	$372,228	$270,566	$1,395,667	$956,365
Equipment revenues	57,580	44,046	235,136	210,822

Total revenues	429,808	314,612	1,630,803	1,167,187

Operating expenses:
Cost of service (exclusive of items shown separately below)	(102,222)	(75,122)	(384,128)	(264,162)
Cost of equipment	(95,296)	(90,004)	(405,997)	(310,834)
Selling and marketing	(56,168)	(51,265)	(206,213)	(159,257)
General and administrative	(71,209)	(51,822)	(271,536)	(196,604)
Depreciation and amortization	(83,205)	(62,965)	(302,201)	(226,747)
Impairment of indefinite-lived intangible assets	—	—	(1,368)	(7,912)

Total operating expenses	(408,100)	(331,178)	(1,571,443)	(1,165,516)
Gains on sales of wireless licenses and operating assets	—	64	902	22,054

Operating income (loss)	21,708	(16,502)	60,262	23,725
Minority interests in consolidated subsidiaries	(617)	1,284	1,817	1,493
Equity in net loss of investee	(1,502)	—	(2,309)	—
Interest income	6,372	7,845	28,939	23,063
Interest expense	(34,309)	(29,727)	(121,231)	(61,334)
Other income (expense), net	(1,195)	2,461	(6,039)	(2,650)

Loss before income taxes and cumulative effect of change in accounting principle	(9,543)	(34,639)	(38,561)	(15,703)
Income tax expense	(8,509)	(10,998)	(37,366)	(9,277)

Loss before cumulative effect of change in accounting principle	(18,052)	(45,637)	(75,927)	(24,980)
Cumulative effect of change in accounting principle	—	—	—	623

Net loss	(18,052)	(45,637)	$(75,927)	$(24,357)

Basic net loss per share:
Loss before cumulative effect of change in accounting principle	(0.27)	(0.69)	$(1.13)	$(0.41)
Cumulative effect of change in accounting principle	—	—	—	0.01

Basic net loss per share	(0.27)	(0.69)	$(1.13)	$(0.40)

Diluted net loss per share:
Loss before cumulative effect of change in accounting principle	(0.27)	(0.69)	$(1.13)	$(0.41)
Cumulative effect of change in accounting principle	—	—	—	0.01

Diluted net loss per share	$(0.27)	$(0.69)	$(1.13)	$(0.40)

Shares used in per share calculations:
Basic	67,207	65,675	67,100	61,645

Diluted	67,207	65,675	67,100	61,645

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LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited for 2007; In Thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006
Operating activities:
Net loss	$(75,927)	$(24,357)
Adjustments to reconcile net loss to net cash provided by operating activities:.
Share-based compensation expense	29,339	19,725
Depreciation and amortization	302,181	226,747
Deferred income tax expense	36,563	8,831
Other	(1,263)	(8,010)
Changes in assets and liabilities	25,288	66,935

Net cash provided by operating activities	316,181	289,871

Investing activities:
Purchases of property and equipment	(504,770)	(591,295)
Prepayments for purchases of property and equipment	12,831	(3,846)
Purchases of and deposits for wireless licenses	(5,292)	(1,018,832)
Proceeds from sales of wireless licenses and operating assets	9,500	40,372
Purchases of investments	(642,513)	(150,488)
Sales and maturities of investments	530,956	177,932
Purchase of minority interest	(4,706)	—
Purchase of membership units	(18,955)	—
Changes in restricted cash, cash equivalents and short-term investments, net	221	(4,467)

Net cash used in investing activities	(622,728)	(1,550,624)

Financing activities:

Principal payments on capital lease obligations	(5,213)
Proceeds from long-term debt	370,480	2,260,000
Repayment of long-term debt	(9,000)	(1,168,994)
Payment of debt issuance costs	(7,765)	(22,864)
Minority interest contributions	8,880	12,402
Proceeds from issuance of common stock, net	9,690	1,119
Proceeds from physical settlement of forward equity sale	—	260,036
Payment of fees related to forward equity sale	—	(1,257)

Net cash provided by financing activities	367,072	1,340,492

Net increase in cash and cash equivalents	60,525	79,739
Cash and cash equivalents at beginning of period	372,812	293,073

Cash and cash equivalents at end of period	$433,337	$372,812

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Explanatory Notes to Financial Statements
(1)	The condensed consolidated financial statements and the schedules of reported results and operating and financial metrics included at the beginning of this release include the accounts of Leap and its wholly owned subsidiaries as well as the accounts of LCW Wireless, LLC and Denali Spectrum, LLC and their wholly owned subsidiaries. The Company consolidates its interests in LCW Wireless and Denali in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46-R, “Consolidation of Variable Interest Entities,” because these entities are variable interest entities and the Company will absorb a majority of their expected losses. All significant intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements.
(2)	The following table summarizes operating data for the Company’s consolidated operations for the three months ended December 31, 2007 and 2006 (unaudited; in thousands, except percentages):

	Three Months Ended December 31,
		% of 2007		% of 2006
		Service		Service	Change from Prior Year
	2007	Revenues	2006	Revenues	Dollars	Percent
Revenues:
Service revenues	$372,228		$270,566		$101,662	37.6%
Equipment revenues	57,580		44,046		13,534	30.7%

Total revenues	429,808		314,612		115,196	36.6%

Operating expenses:
Cost of service	102,222	27.5%	75,122	27.8%	27,100	36.1%
Cost of equipment	95,296	25.6%	90,004	33.3%	5,292	5.9%
Selling and marketing	56,168	15.1%	51,265	18.9%	4,903	9.6%
General and administrative	71,209	19.1%	51,822	19.2%	19,387	37.4%
Depreciation and amortization	83,205	22.4%	62,965	23.3%	20,240	32.1%

Total operating expenses	408,100	109.6%	331,178	122.4%	76,922	23.2%
Gain on sales of wireless licenses and operating assets	—	0.0%	64	0.0%	(64)	-100%

Operating income (loss)	$21,708	5.8%	$(16,502)	-6.1%	$38,210	231.5%

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(3)	Total share-based compensation expense related to all of the Company’s share-based awards for the three and twelve months ended December 31, 2007 and 2006 was comprised as follows (unaudited; in thousands, except per share data):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of service	$477	$415	$2,155	$1,245
Selling and marketing expenses	926	533	3,330	1,970
General and administrative expenses	6,224	4,534	23,854	16,510

Share-based compensation expense	7,627	5,482	29,339	19,725

Share-based compensation expense per share:
Basic	$0.11	$0.08	$0.44	$0.32

Diluted	$0.11	$0.08	$0.44	$0.32

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
(4)	Churn, which measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted-average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions in the month that they are disconnected; as a result, these customers are not included in churn. In addition, customers are generally disconnected from service approximately 30 days after failing to pay a monthly bill. Beginning during the quarter ended June 30, 2007, pay-in-advance customers who ask to terminate their service are disconnected when their paid service period ends, whereas previously these customers were generally disconnected on the date of their request to terminate service. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers. Other companies may calculate this measure differently.
(5)	ARPU is service revenue divided by the weighted-average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. Because our calculation of

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weighted-average number of customers includes customers who have not paid their last bill and have yet to disconnect service, ARPU may appear lower during periods in which we have significant disconnect activity. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.

(6)	CPGA is selling and marketing costs (excluding applicable share-based compensation expense included in selling and marketing expense), and equipment subsidy (generally defined as cost of equipment less equipment revenue), less the net loss on equipment transactions unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. The net loss on equipment transactions unrelated to initial customer acquisition includes the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (unaudited; in thousands, except gross customer additions and CPGA):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Selling and marketing expense	$56,168	$51,265	$206,213	$159,257
Less share-based compensation expense included in selling and marketing expense	(926)	(533)	(3,330)	(1,970)
Plus cost of equipment	95,296	90,004	405,997	310,834
Less equipment revenue	(57,580)	(44,046)	(235,136)	(210,822)
Less net loss on equipment transactions unrelated to initial customer acquisition	(4,766)	(3,988)	(17,866)	(8,196)

Total costs used in the calculation of CPGA	$88,192	$92,702	$355,878	$249,103
Gross customer additions	496,061	519,229	1,974,504	1,455,810

CPGA	$178	$179	$180	$171

(7)	CCU is cost of service and general and administrative costs (excluding applicable share-based compensation expense included in cost of service and general and administrative expense)

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plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the weighted-average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (unaudited; in thousands, except weighted-average number of customers and CCU):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of service	$102,222	$75,122	$384,128	$264,162
Plus general and administrative expense	71,209	51,822	271,536	196,604
Less share-based compensation expense included in cost of service and general and administrative expense	(6,701)	(4,949)	(26,009)	(17,755)
Plus net loss on equipment transactions unrelated to initial customer acquisition	4,766	3,988	17,866	8,196

Total costs used in the calculation of CCU	$171,496	$125,983	$647,521	$451,207
Weighted-average number of customers	2,722,631	2,067,122	2,589,312	1,861,477

CCU	$21.00	$20.32	$20.84	$20.20

(8)	Adjusted OIBDA is a non-GAAP financial measure defined as operating income less depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale/disposal of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and share-based compensation expense. In a capital-intensive industry such as wireless telecommunications, management believes that adjusted OIBDA, as well as the associated percentage margin calculation, is a meaningful measure of the Company’s operating performance. We use adjusted OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted

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accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted OIBDA facilitates internal comparisons of our historical operating performance, management also uses this metric for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that adjusted OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry. Adjusted OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
• it does not reflect capital expenditures;
• although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted OIBDA does not reflect cash requirements for such replacements;
• it does not reflect costs associated with share-based awards exchanged for employee services;
• it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;
• it does not reflect expenses incurred for the payment of income taxes and other taxes; and
• other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Management understands these limitations and considers adjusted OIBDA as a financial performance measure that supplements but does not replace the information provided to management by our GAAP results.

The following table reconciles adjusted OIBDA to operating income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted OIBDA (unaudited; in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating income (loss)	$21,708	$(16,502)	$60,262	$23,725
Plus depreciation and amortization	83,205	62,965	302,201	226,747

OIBDA	$104,913	$46,463	$362,463	$250,472

Less gains on sales of wireless licenses and operating assets	—	(64)	(902)	(22,054)
Plus impairment of indefinite-lived intangible assets	—	—	1,368	7,912
Plus share-based compensation expense	7,627	5,482	29,339	19,725

Adjusted OIBDA	$112,540	$51,881	$392,268	$256,055

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